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                                                                  EXHIBIT 23.2


                         Consent of Ernst & Young LLP

         We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan of Just Toys, Inc. of our report dated February 26, 1998 with respect to the consolidated financial statements and schedule of Just Toys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young, LLP
                                                       -------------------------

New York, New York
April 17, 1998